UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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DIRTT ENVIRONMENTAL SOLUTIONS LTD.

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DIRTT Board of Directors to Continue Momentum of Change and Enhanced Shareholder Value

Aron English’s resume-building aspirations should not come at the expense of forward momentum

•	The Alberta Securities Commission found that activist Aron English and his fund 22NW breached securities laws, but elected to not impose sanctions

•	Given the evidence uncovered against 22NW, DIRTT was duty-bound to pursue the application and strongly disagrees with the decision of the Commission

•

Aron English’s quest for a board seat is about advancing his career not what is best for the Company; his vague calls for “change” and lack of a plan expose his commitment to a ‘Stay the Course’ agenda

•

DIRTT has the right team and the right plan, and necessary changes are happening just as the world re-emerges from the pandemic. Staying the course is not an option, and stalling forward momentum with a near wholesale replacement of the Board will squander a rare opportunity

CALGARY, MARCH 7, 2022 – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, today stated its disagreement with the Alberta Securities Commission’s (“ASC”) decision on March 4, 2022, which it believes minimizes breaches of securities laws by Aron English (“Mr. English” or the “Activist”) and his fund 22NW Fund, LP ( “22NW”).    The Activist’s misleading press release of Friday, March 4, 2022 fails to acknowledge the regulatory breach confirmed by the ASC and is silent on Mr. English’s real motivation and objective for initiating a costly and distracting proxy fight at our shareholders’ expense.

ASC Agrees 22NW Broke the Law

The ASC agreed with DIRTT that 22NW and another shareholder had breached securities laws with late filings under the alternative monthly reporting regime designed to protect minority shareholders, but declined to determine whether 22NW had made an incorrect alternative monthly report. The ASC did not hold 22NW and the other shareholder accountable for these breaches. The ASC also held that 22NW was not acting jointly with certain other DIRTT shareholders and had therefore not breached National Instrument 62-104 Take-Over Bids and Issuer Bids and other Canadian securities laws.

“DIRTT believes strongly in the facts and stands firm in our position,” said Todd Lillibridge, Interim CEO. “The ASC may be willing to accept that the joint position and common actions of two large shareholders were somehow merely a coincidence, but the fact remains 22NW is advancing a zero-premium and disastrous campaign to replace nearly all of DIRTT’s directors to install Mr. English’s unqualified, inexperienced, handpicked, all-male slate. The good news is that it is DIRTT’s shareholders who will make the final decision. The future of the Company is in the control of all shareholders and not just one or two with a self-serving agenda.”

DIRTT’s Board Has a Fiduciary Duty to Protect Shareholders Including Making of Application to the ASC

Rules surrounding takeover bids and alternative monthly reporting exist to protect minority shareholders and to ensure all shareholders are offered a premium in the event of a take-over and to let them know of an attempt to gain control.

DIRTT filed the application with the ASC upon completion of due diligence with respect to Mr. English’s bid to join DIRTT’s board of directors (the “Board”). That work identified what we believed to be multiple regulatory breaches and the Board believed it had an obligation to report them to the ASC, leaving it to the regulatory authorities to take appropriate action. While we respectfully disagree with the ASC’s decision not to impose consequences on 22NW for its regulatory breaches, we are fully confident that the application was neither ill-conceived nor imprudent.

It is also critical to note that for more than a month, the Board actively sought to engage with 22NW to address the Company’s concerns regarding the conduct of 22NW and to discuss its demand for representation on the Board, including offers to meet with dates and times and a location. Each of these requests were refused, duplicitously answered through misleading press releases, or included unreasonable conditions.

22NW’s Attempts to Derail DIRTT’s Progress

Well before the Activist’s requisition, the Board was working aggressively to bring improvements to the Company. At the same time, essentially all of the other major shareholders —other than the Activist and one other— were also pushing for change. Mr. English’s singular focus on obtaining an immediate Board seat, combined with his ‘Stay the Course’ agenda in the face of a clear and compelling case for a change in execution strategy, illustrates his lack of experience and knowledge of DIRTT and its industry as a first-time emerging fund manager with no operating experience.

Mr. English had communicated directly to members of the Board that he saw the Board seat as personally “good for his resume”. The Board unanimously determined that an off-cycle, ad hoc appointment of Mr. English was not in the best interests of the Company, particularly at a time when the Board was focused on implementing the change now underway, and therefore told Mr. English his candidacy would be considered in February 2022. Unfortunately, Mr. English’s impatience drove him to issue a requisition, and as a result, Mr. English eliminated a path to a resolution by proposing to replace DIRTT’s diverse Board with his handpicked, all-male slate of nominees.

Both the requisition and the application to the ASC were the result of 22NW’s actions, and all costs associated with the Company’s efforts to disclose the truth and protect the Company and its shareholders rest with Mr. English and 22NW.

DIRTT has the Right Team, the Right Plan and Necessary Changes are Happening – Don’t Let Aron English and 22NW Block Change and Momentum

DIRTT believes our refreshed Board is made up of an exceptional team of experienced, innovative and unrivalled leaders to collectively oversee the Company’s performance and deliver shareholder value. The Board members’ individual and complementary skill sets have been thoughtfully woven together with a view to success.

DIRTT remains focused on its efforts to improve every area of our business – from the products we sell, to where we manufacture them, to how we go to market. These steps were initiated well before 22NW made its requisition, which has only distracted from the Company’s efforts to implement key changes that have been and will continue to be carried out. For more than six months, the Board has been working with management to proactively respond to cash flow concerns, fortify the balance sheet, and address excess capacity and a sales effort that appeared to have more potential than shown in the results.

In the last two months, your Board has:

•	Replaced the CEO with an Interim CEO while actively searching for a suitable permanent CEO;

•	Committed to sharpening our sales focus on high-margin products;

•	Reconfigured and rationalized our manufacturing footprint;

•	Strengthened our relationships with our partners;

•	Committed to streamlining how we go to market;

•	Approved a rebranding and repositioning of DIRTT;

•	Reduced our fixed operating expenses by 14%; and

•	Revised our pricing strategy.

Given the Board’s foresight, and despite opposition from 22NW, the financing completed at the end of 2021 has provided balance sheet stability during what continues to be challenging market circumstances as a result of recent world events. Collectively, these are decisions that we believe only an experienced, high-functioning Board can make and will continue to make effectively and efficiently in the best interests of the business and all shareholders.

We look forward to more positive developments with our restored focus on DIRTT’s key strategic pillars of product innovation, manufacturing excellence and commercial execution. The Company has achieved a lot in the last two months, and this is just the beginning.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “plans”, “anticipated”, “believe”, and “will”. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 25, 2022, and Current Report on Form 8-K, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on or about December 1, 2021, which are available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

Important Additional Information Regarding Proxy Solicitation

DIRTT intends to file a definitive proxy statement (the “Definitive Proxy Statement”) with the SEC in connection with the solicitation of proxies for its 2022 annual and special meeting of shareholders (the “Meeting”). DIRTT, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 23, 2022, and DIRTT’s proxy statement for the 2021 annual meeting of shareholders, as filed with the SEC on March 26, 2021. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the 2021 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting will be included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, ww.dirtt.com/investors.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

Contact Data

FOR FURTHER INFORMATION, PLEASE CONTACT

Hyunjoo Kim

Vice President of Strategic Communications and Marketing

Kingsdale Advisors

416-867-2357

hkim@kingsdaleadvisors.com

DIRTT FILES PRELIMINARY PROXY STATEMENT FOR ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

DIRTT Nominates Mr. Charlie Chiappone for election to the Board at the 2022 Annual General Meeting

CALGARY, FEBRUARY 25, 2022 – DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, today announced that it has filed a preliminary proxy statement (the “Preliminary Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) for its annual and special meeting of shareholders scheduled to be held on April 26, 2022 (the “Meeting”). The Company also announced that it intends to nominate Mr. Charlie Chiappone for election to the board of directors (the “Board”) at the Meeting, as well as six of the seven current directors of the Company. As previously announced, Mr. Steven E. Parry will not be standing for re-election at the Meeting.

The nomination of Mr. Chiappone comes after an extensive, competitive process by a leading international executive search firm and was guided by the comprehensive skills matrix reflected in the Company’s strategic Board renewal plan. Mr. Chiappone represents the fifth new director nomination in the last 20 months and one more step in the Company’s intensive renewal process that has been underway since 2017, resulting in the assembly of the right balance of functional, experiential and personal attributes required to add value in the context of DIRTT’s strategic priorities.

Mr. Chiappone has served as Senior Vice President of Ceiling and Wall Solutions for Armstrong World Industries, Inc. (“AWI”), an international designer and manufacturer of walls, ceilings and suspension systems, since 2016 and will retire from that role in April of this year. He joined AWI in 2012 as Vice President, Global Marketing, and from 2013 through 2016 he served as Chief Executive Officer of the Worthington Armstrong Venture (WAVE), AWI’s 50%-owned ceiling suspension systems joint venture with Worthington Industries. Prior to joining AWI, Mr. Chiappone served as President and CEO of Alloy Polymers, a global plastics manufacturer, where he implemented strategic growth and continuous improvement initiatives. He also held several senior management positions in marketing, research and development, operations and general management with SPX Cooling Technologies, a division of SPX Corporation. He began his career at General Electric where he worked in a variety of commercial positions, after serving four years in the United States Marine Corps. He holds a bachelor’s degree in Marketing and Management from Siena College and an MBA from Northwestern University’s Kellogg Graduate School of Management.

The Meeting will cover both normal course matters and matters relating to the requisition made by activist investor 22NW Fund, LP (the “Activist”). As the Company intends to nominate seven individuals for election to the Board at the Meeting and the Activist intends to nominate six individuals, the Meeting is a “contested election” and the Company’s majority voting policy will not apply to the election of directors at the Meeting. Since the number of nominees for election to the Board is greater than the number of vacancies, the seven nominees who receive the greatest number of votes will be elected.

The Preliminary Proxy Statement is subject to review by the SEC before finalization. Upon completion of the SEC review process, DIRTT will file a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE proxy card with the SEC and under the Company’s profile on SEDAR at www.sedar.com, and will mail the Definitive Proxy Statement and BLUE proxy card to shareholders.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “plans”, “anticipated”, “believe”, and “will”. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on February 23, 2022, which is available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

Important Additional Information Regarding Proxy Solicitation

DIRTT intends to file the Definitive Proxy Statement with the SEC in connection with the solicitation of proxies for the Meeting. DIRTT, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 23, 2022, and the Preliminary Proxy Statement, as filed with the SEC on February 25, 2022. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the 2021 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting will be included in the Definitive Proxy Statement and accompanying BLUE proxy card. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, ww.dirtt.com/investors.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

Contact Information

For further information, please contact:

Media:

Hyunjoo Kim

Director, Communications, Marketing & Digital Strategy

Kingsdale Advisors

Phone: 416-867-2357

Email: hkim@kingsdaleadvisors.com

Investors:

Kim MacEachern

Investor Relations, DIRTT

403-618-4539